UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM
8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR l5(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 16, 2022

Commission File Number	Exact name of registrant as specified in its charter, state of incorporation, address of principal executive offices, telephone	I.R.S. Employer Identification Number

1-16305	PUGET ENERGY, INC. A Washington Corporation 355 110th Ave NE Bellevue, Washington 98004 425-454-6363	91-1969407

1-4393	PUGET SOUND ENERGY, INC. A Washington Corporation 355 110th Ave NE Bellevue, Washington 98004 425-454-6363	91-0374630

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule
12b-2
of the Securities Exchange Act of 1934.
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

PE Credit Facility

On May 16, 2022, Puget Energy, Inc. (“Puget Energy”) entered into a Second Amended and Restated Credit Agreement with JPMorgan Chase Bank, N.A., as Administrative Agent, Mizuho Bank, Ltd. as Syndication Agent, and the lenders party thereto, to provide debt financing in the form of a five-year revolving credit facility (the “PE Credit Facility”) in an aggregate commitment amount of $800 million, with a sublimit of $100 million for the issuance of letters of credit. The PE Credit Facility also includes an expansion feature, pursuant to which Puget Energy may request to increase the aggregate amount of the PE Credit Facility, obtain incremental term loans or any combination of increases and incremental term loans in an amount up to $500 million.

The proceeds of the PE Credit Facility are to be used for general corporate purposes. On May 16, 2022, Puget Energy’s initial borrowing under the PE Facility totaled $34.5 million.

The final maturity date for the loans under the PE Credit Facility is May 14, 2027.

The PE Credit Facility contains certain customary representations and warranties and events of default, as well as, in the event of an occurrence of an “Event of Default,” customary remedies, such as the ability of lenders to accelerate any amounts outstanding under the PE Credit Facility.

The foregoing description of the PE
Credit Facility is only a summary and does not purport to be complete. A copy of the PE Facility is attached hereto as Exhibit 10.1 and incorporated herein by reference.

PSE Credit Facility

On May 16, 2022, Puget Sound Energy, Inc. (“PSE”) entered into a Amended and Restated Credit Agreement providing for credit facilities with Mizuho Bank, Ltd. (“Mizuho”), as Administrative Agent, JPMorgan Chase Bank, N.A., as Syndication Agent, and the lenders thereto, to provide debt financing in the form of a revolving credit facility (the “PSE Credit Facility”) in an aggregate commitment amount of $800 million, with a sublimit of $75 million for the issuance of letters of credit and a sublimit of $75 million available for swingline loans from Mizuho, in its capacity as the Swingline Lender. The PSE Credit Facility also includes an expansion feature, pursuant to which PSE may request to increase the aggregate amount of the PSE Credit Facility or subsequent to the closing date, obtain incremental term loans or any combination of increases and incremental term loans in an amount up to $600 million.

The proceeds of the PSE Credit Facility are to be used for general corporate purposes. On May 16, 2022, PSE had no initial borrowings under the PSE Credit Facility.

The PSE Credit Facility contains certain customary representations and warranties, affirmative and negative covenants and events of default, as well as, in the event of an occurrence of an “Event of Default,” customary remedies for the lenders to accelerate any amounts outstanding under the PSE Facility.

The foregoing description of the PSE Credit Facility is only a summary and does not purport to be complete. A copy of the PSE Credit Facility is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Description

10.1	Second Amended and Restated Credit Agreement dated May 16, 2022 among Puget Energy, Inc., as Borrower, JPMorgan Chase Bank, N.A., as Administrative Agent, and the lenders party thereto.

10.2	Amended and Restated Credit Agreement dated May 16, 2022 among Puget Sound Energy, Inc., as Borrower, Mizuho Bank, Ltd., as Administrative Agent, and the lenders party thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

PUGET ENERGY, INC.
PUGET SOUND ENERGY, INC.

Dated: May 20, 2022	By:	/s/ Kazi Hasan
	Name:	Kazi Hasan
	Title:	Senior Vice President and Chief Financial Officer